Exhibit 99.1

Moody's Corporation Reports Results for Third Quarter 2021

  Moody's Corporation 3Q 2021 revenue of $1.5 billion, up 13% from 3Q 2020
  Moody's Investors Service revenue of $925 million, up 12%; Moody’s Analytics revenue of $601 million, up 13%
  3Q 2021 diluted EPS of $2.53, up 2% from 3Q 2020; adjusted diluted EPS1 of $2.69, flat compared to the prior-year period
  FY 2021 diluted EPS and adjusted diluted EPS1 guidance ranges raised and narrowed to $11.65 to $11.85 and $12.15 to $12.35, respectively

NEW YORK--(BUSINESS WIRE)--October 28, 2021--Moody's Corporation (NYSE: MCO) today announced results for the third quarter of 2021 and updated its full year 2021 outlook.

"In the third quarter, Moody’s delivered impressive double-digit revenue growth and invested significantly in its capabilities and product development in order to better serve a number of high-growth markets,” said Rob Fauber, President and Chief Executive Officer of Moody’s. “As a result of our robust year-to-date performance, we now project Moody’s full year 2021 revenue to increase in the low-teens percent range and are raising and narrowing our full year adjusted diluted EPS guidance range to $12.15 to $12.35.”

THIRD QUARTER REVENUE UP 13%

Moody's Corporation reported revenue of $1.5 billion for the three months ended September 30, 2021, up 13% from the prior-year period. Foreign currency translation favorably impacted Moody's revenue by 1%.

Moody's Investors Service (MIS) Third Quarter Revenue Up 12%

Revenue for MIS in the third quarter of 2021 was $925 million, up 12% from the prior-year period. The impact of foreign currency translation was negligible.

Corporate finance revenue was $488 million, up 6%. This was driven by a surge in U.S. leveraged loans for both M&A transactions and increased refinancing activity, partially offset by a decline in global investment grade and high yield bond issuance compared to a strong prior-year period.

Financial institutions revenue was $153 million, up 14%, as bank and insurance issuers opportunistically secured low-cost funding given the attractive rate and spread environment.

Public, project and infrastructure finance revenue was $130 million, down 2%, due to lower supply from U.S. public finance issuers as their immediate financing needs had been largely addressed in prior periods.

Structured finance revenue was $143 million, up 63%. Ongoing favorable market conditions, including historically tight spreads, drove continued growth in collateralized loan obligation refinancing activity, as well as commercial and residential mortgage-backed security issuance.

Moody's Analytics (MA) Third Quarter Revenue Up 13%

Revenue for MA in the third quarter of 2021 was $601 million, up 13% from the prior-year period. Recurring revenue grew 18% and comprised 94% of total MA revenue, up from 90%. Organic MA revenue1 was $573 million, up 8%, and excluded the impact of acquisitions completed in the prior twelve months. Foreign currency translation favorably impacted total MA revenue by 1%.

Research, Data and Analytics (RD&A) revenue was $445 million, up 15%. This increase was driven by continued new business demand for KYC and compliance solutions, as well as data feeds, and was further supported by strong renewal yields for our credit research products. Organic RD&A revenue1 was $431 million, up 12%, and excluded revenue from the acquisitions of Acquire Media, Catylist and Cortera.

Enterprise Risk Solutions (ERS) revenue was $156 million, up 8%. Organic ERS recurring revenue1 grew 13%, driven by our banking and insurance solutions, while ERS transaction revenue declined due to an expected decrease in one-time sales as the strategic focus remains on recurring revenue. As a result, organic ERS revenue1, which excluded revenue from the acquisitions of ZM Financial Systems and RMS, was $142 million, down 2%.

THIRD QUARTER OPERATING EXPENSES AND OPERATING INCOME

Third quarter 2021 operating expenses for Moody's Corporation totaled $850 million, up 19% from the prior-year period. Approximately fifteen percentage points of this increase were attributable to operational and transaction-related costs associated with recent acquisitions, including RMS, as well as higher incentive and stock-based compensation accruals and a $16 million charitable contribution via The Moody’s Foundation. Organic strategic investments, as well as hiring and annual salary increases further elevated expenses by 7 percentage points, but were partially offset by ongoing efficiency initiatives. Foreign currency translation unfavorably impacted operating expenses by 1%.

Operating income of $676 million was up 5%. Adjusted operating income1 of $737 million was up 2%, and excluded depreciation and amortization, as well as the prior-year period’s restructuring-related charges. The impact of foreign currency translation was negligible for both operating income and adjusted operating income1. Moody's operating margin was 44.3% and the adjusted operating margin1 was 48.3%. The MIS adjusted operating margin was 60.0% and the MA adjusted operating margin was 26.0%.

Moody’s effective tax rate for the third quarter of 2021 was 23.4%, up from 22.0%. This increase was primarily due to a tax benefit associated with a non-U.S. corporate reorganization in 2020 that did not recur in 2021.

YEAR-TO-DATE REVENUE UP 15%

Moody’s Corporation reported revenue of $4.7 billion for the first nine months of 2021, up 15% from the prior-year period. Foreign currency translation favorably impacted Moody’s revenue by 2%.

MIS revenue totaled $2.9 billion, up 15%. Foreign currency translation favorably impacted MIS revenue by 2%.

MA revenue totaled $1.7 billion, up 14%. Organic MA revenue1 was $1.7 billion, up 10%, and excluded the impact of acquisitions completed in the prior twelve months. Foreign currency translation favorably impacted MA revenue by 3%.

YEAR-TO-DATE OPERATING EXPENSES UP 10%

Operating expenses for Moody’s Corporation in the first nine months of 2021 totaled $2.3 billion, up 10% compared to the prior-year period. Ongoing expense efficiency initiatives partially offset growth from higher incentive and stock-based compensation accruals, operating and transaction-related costs from recent acquisitions, The Moody’s Foundation contribution and organic strategic investments. Foreign currency translation unfavorably impacted operating expenses by 2%.

Operating income of $2.3 billion was up 20%. Adjusted operating income1 of $2.5 billion was up 18%. Foreign currency translation favorably impacted Moody’s operating income and adjusted operating income1 by 2% each. Moody’s operating margin was 49.8% and the adjusted operating margin1 was 53.7%. The MIS adjusted operating margin was 64.8% and the MA adjusted operating margin was 30.2%.

The effective tax rate for the first nine months of 2021 was 20.2%, approximately flat compared to the prior-year period.

Diluted EPS of $9.51 was up 23%. Adjusted diluted EPS1 of $9.96 was up 21%. Both year-to-date diluted EPS and adjusted diluted EPS1 included a $0.15 per share tax benefit related to employee share-based compensation, compared to a $0.27 per share tax benefit in the prior-year period.

CAPITAL ALLOCATION AND LIQUIDITY

Capital Returned to Stockholders

During the third quarter of 2021, Moody's repurchased approximately 333 thousand shares at a total cost of $125 million, or an average cost of $374.70 per share, and issued net 54 thousand shares as part of its employee stock-based compensation programs. The net amount includes shares withheld for employee payroll taxes. Moody's returned $115 million to its stockholders via dividend payments during the third quarter of 2021.

Over the first nine months of 2021, Moody’s repurchased 1.9 million shares at a total cost of $628 million, or an average cost of $327.88 per share, and issued net 0.7 million shares as part of its employee stock-based compensation programs.

Moody’s returned $347 million to its stockholders via dividend payments during the first nine months of 2021. On October 26, 2021, the Board of Directors declared a regular quarterly dividend of $0.62 per share of MCO Common Stock. The dividend will be payable on December 14, 2021 to stockholders of record at the close of business on November 23, 2021.

Outstanding shares as of September 30, 2021 totaled 185.9 million, down 1% from September 30, 2020. As of September 30, 2021, Moody's had approximately $1.2 billion of share repurchase authority remaining.

Sources of Capital and Cash Flow Generation

At quarter-end, Moody's had $7.5 billion of outstanding debt and an undrawn $1.0 billion revolving credit facility. Total cash, cash equivalents and short-term investments at quarter-end were $2.3 billion, down from $2.7 billion on December 31, 2020.

Cash flow from operations for the first nine months of 2021 was $1.7 billion and free cash flow1 was $1.6 billion.

ASSUMPTIONS AND OUTLOOK FOR FULL YEAR 2021

Moody’s updated outlook for 2021 reflects numerous assumptions about many factors that could affect its business based on information reviewed by management through and as of today’s date, including observations and assumptions regarding the impact of COVID-19, the responses to the pandemic by governments, regulators, businesses and individuals, as well as the effects on interest rates, inflation, foreign currency exchange rates, capital markets’ liquidity and activity in different sectors of the debt markets. The outlook also reflects assumptions about both general economic conditions and GDP growth in the U.S. and Euro area, as well as the company’s own operations and personnel.

The outlook as of October 28, 2021 incorporates various macroeconomic assumptions including: (a) full year 2021 U.S. and Euro area GDPs to expand by approximately 5.5% - 6.5% and 4.5% - 5.5%, respectively; (b) U.S. high yield interest rate spreads to slightly widen, but remain below the historical average of approximately 500 bps; (c) U.S. unemployment to remain below 5%; and (d) the global high yield default rate to fall below 2% by the end of 2021.

Moody's ratings revenue guidance assumes that MIS's full year 2021 global rated issuance will increase in the high-single-digit percent range.

While the duration and severity of the COVID-19 crisis are unknown, the company has operated effectively to date and Moody’s outlook assumes that the company continues to not experience any material negative impact on its ability to conduct its operations as a result of COVID-19. The implications of COVID-19, or other situations or developments, could affect these and many other factors that also could cause actual results to differ materially from Moody’s outlook.

These assumptions are subject to uncertainty, and actual full year 2021 results could differ materially from Moody’s current outlook. In addition, Moody’s guidance assumes foreign currency translation. Specifically, our forecast reflects exchange rates for the British pound (£) of $1.35 to £1 and for the euro (€) of $1.16 to €1 for the remainder of the year.

Full year 2021 guidance assumes share repurchases of approximately $750 million, subject to available cash, market conditions, M&A opportunities and other ongoing capital allocation decisions.

Full year 2021 diluted EPS is projected to be $11.65 to $11.85. The company expects full year 2021 adjusted diluted EPS1 to be $12.15 to $12.35.

A full summary of Moody's guidance as of October 28, 2021, is included in Table 12 - 2021 Outlook at the end of this press release.

CONFERENCE CALL

Moody's will hold a conference call to discuss third quarter 2021 results, as well as its full year 2021 outlook on October 28, 2021, at 11:30 a.m. Eastern Time ("ET"). Individuals within the U.S. and Canada can access the call by dialing +1-877-400-0505. Other callers should dial +1-720-452-9084. Please dial in to the call by 11:20 a.m. ET. The passcode for the call is 4335083.

The teleconference will also be webcast with an accompanying slide presentation, which can be accessed through Moody's Investor Relations website, ir.moodys.com within "Events & Presentations". The webcast will be available until 4:00 p.m. ET on November 26, 2021.

A replay of the teleconference will be available from 4:00 p.m. ET, October 28, 2021 until 4:00 p.m. ET, November 26, 2021. The replay can be accessed from within the United States and Canada by dialing +1-888-203-1112. Other callers can access the replay at +1-719-457-0820. The replay confirmation code is 4335083.

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ABOUT MOODY'S CORPORATION

Moody’s (NYSE: MCO) is a global integrated risk assessment firm that empowers organizations to make better decisions. Its data, analytical solutions and insights help decision-makers identify opportunities and manage the risks of doing business with others. We believe that greater transparency, more informed decisions, and fair access to information open the door to shared progress. With over 13,000 employees in more than 40 countries, Moody’s combines international presence with local expertise and over a century of experience in financial markets. Learn more at moodys.com/about.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. The forward-looking statements in this document are made as of the date hereof, and Moody’s disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to the impact of COVID-19 on volatility in the U.S. and world financial markets, on general economic conditions and GDP in the U.S. and worldwide, and on the Moody’s own operations and personnel; future world-wide credit market disruptions or economic slowdowns, which could affect the volume of debt and other securities issued in domestic and/or global capital markets; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, credit quality concerns, changes in interest rates, inflation and other volatility in the financial markets such as that due to Brexit and uncertainty as companies transition away from LIBOR; the level of merger and acquisition activity in the U.S. and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs, tax agreements and trade barriers; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction of competing products or technologies by other companies; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the EU and other foreign jurisdictions; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards, applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; the possible loss of key employees; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the outcome of any review by controlling tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; currency and foreign exchange volatility; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. Other factors, risks and uncertainties relating to our acquisition of RMS could cause our actual results to differ, perhaps materially, from those indicated by these forward-looking statements, including risks relating to the integration of RMS’s operations, products and employees into Moody’s and the possibility that anticipated synergies and other benefits of the acquisition will not be realized in the amounts anticipated or will not be realized within the expected timeframe; risks that the acquisition could have an adverse effect on the business of RMS or its prospects, including, without limitation, on relationships with vendors, suppliers or customers; claims made, from time to time, by vendors, suppliers or customers; changes in the U.S., Europe (primarily the U.K.), Japan, India or global marketplaces that have an adverse effect on the business of RMS; and other factors, risks and uncertainties relating to the transaction as set forth under the caption “‘Safe Harbor’ Statement under the Private Securities Litigation Reform Act of 1995 ” in Moody’s report on Form 8-K filed on August 6, 2021, which are incorporated by reference herein. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are currently, or in the future could be, amplified by the COVID-19 outbreak, and are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2020, and in other filings made by Moody’s from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on Moody’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for Moody’s to predict new factors, nor can Moody’s assess the potential effect of any new factors on it.

1 Refer to tables at the end of this press release for a reconciliation to U.S. GAAP of all adjusted and organic measures.

Table 1 - Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions, except per share amounts	2021	2020	2021	2020

Revenue	$1,526	$1,356	$4,679	$4,081

Expenses:
Operating	394	364	1,152	1,066
Selling, general and administrative	395	271	1,015	879
Depreciation and amortization	61	56	180	163
Restructuring	—	23	2	20
Loss pursuant to the divestiture of MAKS	—	—	—	9
Total expenses	850	714	2,349	2,137

Operating income	676	642	2,330	1,944
Non-operating (expense) income, net
Interest expense, net	(53)	(53)	(109)	(153)
Other non-operating income (expense), net	(4)	10	18	38
Total non-operating income (expense), net	(57)	(43)	(91)	(115)
Income before provision for income taxes	619	599	2,239	1,829
Provision for income taxes	145	132	452	366
Net income	474	467	1,787	1,463
Less: net income (loss) attributable to noncontrolling interests	—	—	—	(1)
Net income attributable to Moody's Corporation	$474	$467	$1,787	$1,464

Earnings per share attributable to Moody's common shareholders
Basic	$2.55	$2.49	$9.58	$7.80
Diluted	$2.53	$2.47	$9.51	$7.73

Weighted average number of shares outstanding
Basic	186.0	187.8	186.6	187.6
Diluted	187.3	189.3	188.0	189.3

Table 2 - Supplemental Revenue Information (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions	2021	2020	2021	2020

Moody's Investors Service
Corporate Finance	$488	$461	$1,643	$1,486
Financial Institutions	153	134	465	401
Public, Project and Infrastructure Finance	130	133	403	375
Structured Finance	143	88	399	265
MIS Other	11	9	31	30
Intersegment revenue	42	38	124	110
Sub-total MIS	967	863	3,065	2,667
Eliminations	(42)	(38)	(124)	(110)
Total MIS revenue - external	925	825	2,941	2,557

Moody's Analytics
Research, Data and Analytics	445	386	1,299	1,110
Enterprise Risk Solutions	156	145	439	414
Intersegment revenue	2	1	6	5
Sub-total MA	603	532	1,744	1,529
Eliminations	(2)	(1)	(6)	(5)
Total MA revenue - external	601	531	1,738	1,524

Total Moody's Corporation revenue	$1,526	$1,356	$4,679	$4,081

Moody's Corporation revenue by geographic area
United States	$844	$729	$2,560	$2,280
Non-U.S.	682	627	2,119	1,801

	$1,526	$1,356	$4,679	$4,081

Table 3 - Selected Consolidated Balance Sheet Data (Unaudited)

Amounts in millions	September 30, 2021	December 31, 2020

Cash and cash equivalents	$2,239	$2,597
Short-term investments	104	99
Total current assets	4,255	4,509
Operating lease right-of-use assets	451	393
Non-current assets	10,159	7,900
Total assets	14,414	12,409
Total current liabilities	2,793	2,222
Total debt (1)	7,476	6,422
Total operating lease liabilities (2)	573	521
Other long-term liabilities	1,563	1,575
Total shareholders' equity	2,619	1,763

Total liabilities and shareholders' equity	14,414	12,409

Actual number of shares outstanding	185.9	187.1

(1) The September 30, 2021 amount includes $507 million related to the current portion of long-term debt.

(2) The September 30, 2021 and December 31, 2020 amounts include $103 million and $94 million of current operating lease liabilities, respectively.

Table 4 - Selected Consolidated Balance Sheet Data (Unaudited) Continued

Total debt consists of the following:	September 30, 2021
Amounts in millions	Principal Amount	Fair Value of Interest Rate Swaps (1)	Unamortized (Discount) Premium	Unamortized Debt Issuance Costs	Carrying Value
Notes Payable:
4.50% 2012 Senior Notes, due 2022	$500	$7	$—	$—	$507
4.875% 2013 Senior Notes, due 2024	500	(5)	(1)	(1)	493
5.25% 2014 Senior Notes, due 2044	600	(4)	3	(5)	594
1.75% 2015 Senior Notes, due 2027	579	—	—	(2)	577
2.625% 2017 Senior Notes, due 2023	500	8	—	(1)	507
3.25% 2017 Senior Notes, due 2028	500	15	(3)	(3)	509
4.25% 2018 Senior Notes, due 2029	400	—	(2)	(2)	396
4.875% 2018 Senior Notes, due 2048	400	—	(6)	(4)	390
0.950% 2019 Senior Notes, due 2030	869	—	(2)	(5)	862
3.75% 2020 Senior Notes, due 2025	700	(5)	(1)	(4)	690
3.25% 2020 Senior Notes, due 2050	300	—	(4)	(3)	293
2.55% 2020 Senior Notes, due 2060	500	—	(4)	(5)	491
2.00% 2021 Senior Note, due 2031	600	—	(8)	(5)	587
2.75% 2021 Senior Note, due 2041	600	—	(14)	(6)	580
Total debt	$7,548	$16	$(42)	$(46)	$7,476
Current portion					(507)
Total long-term debt					$6,969

	December 31, 2020
	Principal Amount	Fair Value of Interest Rate Swaps (1)	Unamortized (Discount) Premium	Unamortized Debt Issuance Costs	Carrying Value
Notes Payable:
4.50% 2012 Senior Notes, due 2022	$500	$14	$(1)	$(1)	$512
4.875% 2013 Senior Notes, due 2024	500	—	(1)	(1)	498
5.25% 2014 Senior Notes, due 2044	600	—	3	(5)	598
1.75% 2015 Senior Notes, due 2027	612	—	—	(2)	610
2.625% 2017 Senior Notes, due 2023	500	12	—	(2)	510
3.25% 2017 Senior Notes, due 2028	500	31	(4)	(3)	524
4.25% 2018 Senior Notes, due 2029	400	—	(3)	(3)	394
4.875% 2018 Senior Notes, due 2048	400	—	(6)	(4)	390
0.950% 2019 Senior Notes, due 2030	918	—	(3)	(6)	909
3.75% 2020 Senior Note, due 2025	700	(1)	(1)	(5)	693
3.25% 2020 Senior Note, due 2050	300	—	(4)	(3)	293
2.55% 2020 Senior Note, due 2060	500	—	(4)	(5)	491
Total long-term debt	$6,430	$56	$(24)	$(40)	$6,422

(1) The Company has entered into fixed-to-floating interest rate swaps on certain of its fixed rate debt. These amounts represent the cumulative amount of fair value hedging adjustments included in the carrying amount of the hedged debt.

Table 5 - Non-Operating (Expense) Income, Net (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Amounts in millions

Interest:
Expense on borrowings	$(47)	$(42)	$(129)	$(121)
Income	3	2	7	9
UTPs and other tax related liabilities (1)	(5)	(9)	25	(27)
Net periodic pension costs - interest component	(4)	(4)	(12)	(14)
Total interest expense, net	$(53)	$(53)	$(109)	$(153)
Other non-operating income (expense), net:
FX (loss)/gain	$(2)	$2	$(2)	$7
Purchase price hedge loss (2)	(13)	—	(13)	—
Net periodic pension costs - other components (3)	4	3	5	10
Income from investments in non-consolidated affiliates	6	4	15	4
Other	1	1	13	17
Other non-operating income (expense), net	(4)	10	18	38
Total non-operating (expense) income, net	$(57)	$(43)	$(91)	$(115)

(1) The amount for the nine months ended September 30, 2021 includes a $40 million benefit pursuant to the resolution of tax matters.

(2) Reflects a loss on a forward contract to hedge a portion of the RMS British pound-denominated purchase price.

(3) The amount for the nine months ended September 30, 2021 includes an $8 million loss related to a settlement of pension obligations.

Table 6 - Financial Information by Segment (Unaudited)

The table below presents revenue, operating income and adjusted operating income by reportable segment. The Company defines adjusted operating income as operating income excluding: i) depreciation and amortization; ii) restructuring; and iii) a loss pursuant to the divestiture of MAKS.

	Three Months Ended September 30,
	2021				2020
Amounts in millions	MIS	MA	Eliminations	Consolidated	MIS	MA	Eliminations	Consolidated
Revenue	$967	$603	$(44)	$1,526	$863	$532	$(39)	$1,356
Total expense	404	490	(44)	850	339	414	(39)	714
Operating income	$563	$113	$—	$676	$524	$118	$—	$642
Add:
Depreciation and amortization	17	44	—	61	17	39	—	56
Restructuring	—	—	—	—	13	10	—	23
Adjusted Operating Income	$580	$157	$—	$737	$554	$167	$—	$721

Operating margin	58.2%	18.7%		44.3%	60.7%	22.2%		47.3%
Adjusted Operating Margin	60.0%	26.0%		48.3%	64.2%	31.4%		53.2%

	Nine Months Ended September 30,
	2021				2020
Amounts in millions	MIS	MA	Eliminations	Consolidated	MIS	MA	Eliminations	Consolidated
Revenue	$3,065	$1,744	$(130)	$4,679	$2,667	$1,529	$(115)	$4,081
Total Expense	1,132	1,347	(130)	2,349	1,051	1,201	(115)	2,137
Operating income	$1,933	$397	$—	$2,330	$1,616	$328	$—	$1,944
Add:
Depreciation and amortization	53	127	—	180	52	111	—	163
Restructuring	—	2	—	2	12	8	—	20
Loss pursuant to the divestiture of MAKS	—	—	—	—	—	9	—	9
Adjusted Operating Income	$1,986	$526	$—	$2,512	$1,680	$456	$—	$2,136

Operating margin	63.1%	22.8%		49.8%	60.6%	21.5%		47.6%
Adjusted Operating Margin	64.8%	30.2%		53.7%	63.0%	29.8%		52.3%

Table 7 - Transaction and Recurring Revenue (Unaudited)

The tables below summarize the split between transaction and recurring revenue. In the MIS segment, excluding MIS Other, transaction revenue represents the initial rating of a new debt issuance and other one-time fees while recurring revenue represents the recurring monitoring of a rated debt obligation and/or entities that issue such obligations, as well as revenue from programs such as commercial paper, medium-term notes and shelf registrations. In MIS Other, transaction revenue represents revenue from professional services and recurring revenue represents subscription-based revenues. In the MA segment, transaction revenue represents perpetual software license fees and revenue from software implementation services, risk management advisory projects, training and certification services, and research and analytical engagements. Recurring revenue in MA represents subscription-based revenues and software maintenance revenue.

	Three Months Ended September 30,
Amounts in millions	2021			2020
	Transaction	Recurring	Total	Transaction	Recurring	Total
Corporate Finance	$366	$122	$488	$347	$114	$461
	75%	25%	100%	75%	25%	100%
Financial Institutions	$83	$70	$153	$67	$67	$134
	54%	46%	100%	50%	50%	100%
Public, Project and Infrastructure Finance	$88	$42	$130	$92	$41	$133
	68%	32%	100%	69%	31%	100%
Structured Finance	$93	$50	$143	$41	$47	$88
	65%	35%	100%	47%	53%	100%
MIS Other	$1	$10	$11	$1	$8	$9
	9%	91%	100%	11%	89%	100%
Total MIS	$631	$294	$925	$548	$277	$825
	68%	32%	100%	66%	34%	100%
Research, Data and Analytics	$21	$424	$445	$19	$367	$386
	5%	95%	100%	5%	95%	100%
Enterprise Risk Solutions	$15	$141	$156	$32	$113	$145
	10%	90%	100%	22%	78%	100%
Total MA	$36	$565	$601	$51	$480	$531
	6%	94%	100%	10%	90%	100%
Total Moody's Corporation	$667	$859	$1,526	$599	$757	$1,356
	44%	56%	100%	44%	56%	100%

Table 7 - Transaction and Recurring Revenue (Unaudited) Continued

	Nine Months Ended September 30,
Amounts in millions	2021			2020
	Transaction	Recurring	Total	Transaction	Recurring	Total
Corporate Finance	$1,280	$363	$1,643	$1,142	$344	$1,486
	78%	22%	100%	77%	23%	100%
Financial Institutions	$252	$213	$465	$203	$198	$401
	54%	46%	100%	51%	49%	100%
Public, Project and Infrastructure Finance	$276	$127	$403	$257	$118	$375
	68%	32%	100%	69%	31%	100%
Structured Finance	$251	$148	$399	$126	$139	$265
	63%	37%	100%	48%	52%	100%
MIS Other	$3	$28	$31	$3	$27	$30
	10%	90%	100%	10%	90%	100%
Total MIS	$2,062	$879	$2,941	$1,731	$826	$2,557
	70%	30%	100%	68%	32%	100%
Research, Data and Analytics	$63	$1,236	$1,299	$53	$1,057	$1,110
	5%	95%	100%	5%	95%	100%
Enterprise Risk Solutions	$54	$385	$439	$90	$324	$414
	12%	88%	100%	22%	78%	100%
Total MA	$117	$1,621	$1,738	$143	$1,381	$1,524
	7%	93%	100%	9%	91%	100%
Total Moody's Corporation	$2,179	$2,500	$4,679	$1,874	$2,207	$4,081
	47%	53%	100%	46%	54%	100%

Table 8 - Adjusted Operating Income and Adjusted Operating Margin (Unaudited)

The Company presents Adjusted Operating Income and Adjusted Operating Margin because management deems these metrics to be useful measures to provide additional perspective on Moody’s operating performance. Adjusted Operating Income excludes the impact of: i) depreciation and amortization; ii) restructuring; and iii) a loss pursuant to the divestiture of MAKS. Depreciation and amortization are excluded because companies utilize productive assets of different estimated useful lives and use different methods of acquiring and depreciating productive assets. Restructuring charges are excluded as the frequency and magnitude of these charges may vary widely across periods and companies. The loss pursuant to the divestiture of MAKS is excluded as the frequency and magnitude of divestiture activity may vary widely from period to period and across companies.

Management believes that the exclusion of the aforementioned items, as detailed in the reconciliation below, allows for an additional perspective on the Company’s operating results from period to period and across companies. The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions	2021	2020	2021	2020
Operating income	$676	$642	$2,330	$1,944
Depreciation and amortization	61	56	180	163
Restructuring	—	23	2	20
Loss pursuant to the divestiture of MAKS	—	—	—	9
Adjusted Operating Income	$737	$721	$2,512	$2,136
Operating margin	44.3%	47.3%	49.8%	47.6%
Adjusted Operating Margin	48.3%	53.2%	53.7%	52.3%

Table 9 - Free Cash Flow (Unaudited)

The table below reflects a reconciliation of the Company's net cash flows from operating activities to free cash flow. The Company defines free cash flow as net cash provided by operating activities minus payments for capital additions. Management deems capital expenditures essential to the Company's product and service innovations and maintenance of Moody's operational capabilities. Accordingly, capital expenditures are deemed to be a recurring use of Moody's cash flow. Management believes that free cash flow is a useful metric in assessing the Company's cash flows to service debt, pay dividends and to fund acquisitions and share repurchases.

	Nine Months Ended September 30,
Amounts in millions	2021	2020
Net cash provided by operating activities	$1,706	$1,488
Capital additions	(77)	(83)
Free Cash Flow	$1,629	$1,405
Net cash used in investing activities	$(2,161)	$(853)
Net cash provided by financing activities	$135	$3

Table 10 - Organic Revenue and Growth Measures (Unaudited)

The Company presents the organic revenue and organic revenue growth (including organic recurring revenue and organic recurring revenue growth for the ERS LOB) because management deems these metrics to be useful measures to provide additional perspective in assessing revenue growth excluding the inorganic revenue impacts from certain acquisition activity. The following table details the period of operations excluded from each acquisition to determine organic revenue and organic growth rates.

Period excluded to determine organic revenue and organic growth rates
Acquisition	Acquisition Date	Q3	YTD
Regulatory DataCorp	February 13, 2020	-	January 1, 2021 - February 12, 2021
Acquire Media	October 21, 2020	July 1, 2021 - September 30, 2021	January 1, 2021 - September 30, 2021
ZM Financial Systems	December 7, 2020	July 1, 2021 - September 30, 2021	January 1, 2021 - September 30, 2021
Catylist	December 30, 2020	July 1, 2021 - September 30, 2021	January 1, 2021 - September 30, 2021
Cortera	March 19, 2021	July 1, 2021 - September 30, 2021	March 19, 2021 - September 30, 2021
RMS	September 15, 2021	September 15, 2021 - September 30, 2021	September 15, 2021 - September 30, 2021

Below is a reconciliation of MA's reported revenue and growth rates to its organic revenue and organic growth rates:

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2021	2020	Change	Growth	2021	2020	Change	Growth
MA revenue	$601	$531	$70	13%	$1,738	$1,524	$214	14%
Inorganic revenue from acquisitions	(28)	—	(28)		(60)	—	(60)
Organic MA revenue	$573	$531	$42	8%	$1,678	$1,524	$154	10%

	Three Months Ended September 30,
Amounts in millions	2021	2020	Change	Growth
RD&A revenue	$445	$386	$59	15%
Inorganic revenue from acquisitions	(14)	—	(14)
Organic RD&A revenue	$431	$386	$45	12%

	Three Months Ended September 30,
Amounts in millions	2021	2020	Change	Growth
ERS revenue	$156	$145	$11	8%
Inorganic revenue from acquisitions	(14)	—	(14)
Organic ERS revenue	$142	$145	$(3)	(2)%

	Three Months Ended September 30,
Amounts in millions	2021	2020	Change	Growth
ERS recurring revenue	$141	$113	$28	25%
Inorganic recurring revenue from acquisitions	(13)	—	(13)
Organic ERS recurring revenue	$128	$113	$15	13%

Table 11 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited)

The Company presents Adjusted Net Income and Adjusted Diluted EPS because management deems these metrics to be useful measures to provide additional perspective on Moody’s operating performance. Adjusted Net Income and Adjusted Diluted EPS exclude the impact of: i) amortization of acquired intangible assets; ii) restructuring charges; and iii) a loss pursuant to the divestiture of MAKS.

The Company excludes the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of acquiring and amortizing intangible assets. These intangible assets were recorded as part of acquisition accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the timing and magnitude of business combination transactions are not predictable and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition and can vary significantly from period to period and across companies. Restructuring charges are excluded as the frequency and magnitude of these charges may vary widely across periods and companies. The loss pursuant to the divestiture of MAKS is excluded as the frequency and magnitude of divestiture activity may vary widely from period to period and across companies.

The Company excludes the aforementioned items to provide additional perspective when comparing net income and diluted EPS from period to period and across companies as the frequency and magnitude of similar transactions may vary widely across periods.

Below is a reconciliation of this measure to its most directly comparable U.S. GAAP amount:

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2021		2020		2021		2020
Net income attributable to Moody's common shareholders		$474		$467		$1,787		$1,464
Pre-tax Acquisition-Related Intangible Amortization Expenses	$37		$31		$108		$90
Tax on Acquisition-Related Intangible Amortization Expenses	(8)		(7)		(24)		(20)
Net Acquisition-Related Intangible Amortization Expenses		29		24		84		70
Pre-tax restructuring	$—		$23		$2		$20
Tax on restructuring	—		(5)		—		(4)
Net restructuring		—		18		2		16
Loss pursuant to the divestiture of MAKS		—		—		—		9
Adjusted Net Income		$503		$509		$1,873		$1,559

Table 11 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited) Continued

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
Diluted earnings per share attributable to Moody's common shareholders		$2.53		$2.47		$9.51		$7.73
Pre-tax Acquisition-Related Intangible Amortization Expenses	$0.20		$0.16		$0.57		$0.47
Tax on Acquisition-Related Intangible Amortization Expenses	(0.04)		(0.04)		(0.13)		(0.09)
Net Acquisition-Related Intangible Amortization Expenses		0.16		0.12		0.44		0.38
Pre-tax restructuring	$—		$0.12		$0.01		$0.10
Tax on restructuring	—		(0.02)		—		(0.02)
Net restructuring		—		0.10		0.01		0.08
Loss pursuant to the divestiture of MAKS		—		—		—		0.05
Adjusted Diluted EPS		$2.69		$2.69		$9.96		$8.24

Note: The tax impacts in the table above were calculated using tax rates in effect in the jurisdiction for which the item relates.

Table 12 - 2021 Outlook

Moody’s updated outlook for 2021 reflects numerous assumptions about many factors that could affect its business based on information reviewed by management through and as of today’s date, including observations and assumptions regarding the impact of COVID-19, the responses to the pandemic by governments, regulators, businesses and individuals, as well as the effects on interest rates, inflation, foreign currency exchange rates, capital markets’ liquidity and activity in different sectors of the debt markets. The outlook also reflects assumptions about both general economic conditions and GDP growth in the U.S. and Euro area, as well as the company’s own operations and personnel. The outlook as of October 28, 2021 incorporates various macroeconomic assumptions including: (a) full year 2021 U.S. and Euro area GDPs to expand by approximately 5.5% - 6.5% and 4.5% - 5.5%, respectively; (b) U.S. high yield interest rate spreads to slightly widen, but remain below the historical average of approximately 500 bps; (c) U.S. unemployment to remain below 5%; and (d) the global high yield default rate to fall below 2% by the end of 2021. Moody's ratings revenue guidance assumes that MIS's full year 2021 global rated issuance will increase in the high-single-digit percent range. While the duration and severity of the COVID-19 crisis are unknown, the company has operated effectively to date and Moody’s outlook assumes that the company continues to not experience any material negative impact on its ability to conduct its operations as a result of COVID-19. The implications of COVID-19 or other situations or developments could affect these and many other factors that also could cause actual results to differ materially from Moody’s outlook. These assumptions are subject to uncertainty, and actual full year 2021 results could differ materially from Moody’s current outlook. In addition, Moody’s guidance assumes foreign currency translation. Specifically, our forecast reflects exchange rates for the British pound (£) of $1.35 to £1 and for the euro (€) of $1.16 to €1 for the remainder of the year.

Full Year 2021 Moody's Corporation Guidance as of October 28, 2021
MOODY'S CORPORATION	Current guidance	Last publicly disclosed guidance
Revenue	increase in the low-teens percent range	increase in the low-double-digit percent range
Operating expenses	increase of approximately 10%	NC
Operating margin	46% to 47%	45% to 46%
Adjusted Operating Margin (1)	approximately 51%	approximately 50%
Interest expense, net	$160 to $180 million	NC
Effective tax rate	19.5% to 20.5%	20% to 22%
Diluted EPS	$11.65 to $11.85	$10.90 to $11.20
Adjusted Diluted EPS (1)	$12.15 to $12.35	$11.55 to $11.85
Operating cash flow	$2.3 to $2.4 billion	NC
Free Cash Flow (1)	$2.2 to $2.3 billion	NC
Share repurchases	approximately $750 million (subject to available cash, market conditions, M&A opportunities and other ongoing capital allocation decisions)	NC
Moody's Investors Service (MIS)	Current guidance	Last publicly disclosed guidance
MIS global revenue	increase in the low-teens percent range	increase in the high-single-digit percent range
MIS Adjusted Operating Margin	approximately 62%	approximately 61%
Moody's Analytics (MA)	Current guidance	Last publicly disclosed guidance
MA global revenue	increase in the mid-teens percent range	NC
MA Adjusted Operating Margin	approximately 29%	NC

NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.

Note: All current guidance is as of October 28, 2021. All last publicly disclosed guidance is as of August 5, 2021.

(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure.

Table 12 - 2021 Outlook Continued

The following are reconciliations of the Company's adjusted forward looking measures to their comparable U.S. GAAP measure:

Projected for the Year Ended December 31, 2021
Operating margin guidance	46% to 47%
Depreciation and amortization	Approximately 4.5%
Restructuring	Negligible
Adjusted Operating Margin guidance	Approximately 51%

Projected for the Year Ended December 31, 2021
Operating cash flow guidance	$2.3 to $2.4 billion
Less: Capital expenditures	Approximately $100 million
Free Cash Flow guidance	$2.2 to $2.3 billion

Projected for the Year Ended December 31, 2021
Diluted EPS guidance	$11.65 to $11.85
Acquisition-Related Intangible Amortization	Approximately $0.65
Non-cash gain relating to minority investment in BitSight (1)	Approximately ($0.15)
Restructuring	Negligible
Adjusted Diluted EPS guidance	$12.15 to $12.35

(1) Represents a non-cash gain expected to be recognized in the fourth quarter of 2021 pursuant to the Company’s minority investment in BitSight, which was completed in October 2021. Under the terms of the transaction, Moody’s contributed $250 million in cash and its minority investment in VisibleRIsk in exchange for a minority investment in BitSight.

Contacts

SHIVANI KAK
Investor Relations
212.553.0298
shivani.kak@moodys.com

MICHAEL ADLER
Corporate Communications
212.553.4667
michael.adler@moodys.com

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